CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-52723) and in the related Prospectuses of our report dated July 1, 1999 with respect to the financial statements of MVP Graphics, Inc. included in this Current Report (Form 8-K/A) of Cunningham Graphics International, Inc. dated September 2, 1999.



                                                /s/ Campo & Scherr, L.L.C



Rockaway, New Jersey
September 2, 1999